Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80577, No. 33-00514, No. 333-46473, No.
333-80087, No. 333-80089, No. 333-85093, No. 333-38966, No. 333-38988, No.
333-50582 and No. 333-50584) and the Registration Statement on Form S-3 (No. 333-49092) of RadiSys Corporation and subsidiaries of our report dated January 23, 2001 relating to the consolidated financial statements, which appears in this form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2001 related to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Portland, Oregon
March 26,  2001